UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 15, 2013, GSI Group Inc. (the “Company”) held its Annual Meeting of Shareholders. A total of 28,486,015 common shares were present or represented by proxy at the meeting, representing approximately 83.94 percent of the Company’s common shares outstanding as of the April 10, 2013 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 19, 2013.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2014, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	25,185,398	272,480	3,028,137
Harry L. Bosco	25,337,942	119,936	3,028,137
Dennis J. Fortino	25,182,605	275,273	3,028,137
Ira J. Lamel	25,196,918	260,960	3,028,137
Dominic A. Romeo	25,346,404	111,474	3,028,137
John A. Roush	25,340,599	117,279	3,028,137
Thomas N. Secor	25,337,587	120,291	3,028,137

Based on the foregoing votes, each of the seven nominees for director was elected.

Item 2 — Advisory vote on the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
24,867,550	374,427	215,901	3,028,137

Item 3 — Advisory vote on the frequency of future advisory votes on executive compensation.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes ABSTAINED	Broker Non-Votes
23,917,156	5,003	1,467,992	67,727	3,028,137

Based on these voting results and consistent with the Board of Directors’ recommendation, the Board of Directors has determined to hold an advisory vote on the Company’s executive compensation every year until the next advisory vote regarding the frequency of future advisory votes on executive compensation is submitted to the shareholders or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders.

Item 4 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2014 annual meeting of shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
28,449,696	9,498	26,821	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 20, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

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